UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2014

Finisar Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27999	94-3038428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1389 Moffett Park Drive, Sunnyvale, California 94089

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Finisar Corporation (the “Company”) previously adopted an amended and restated version of the Finisar Corporation 2005 Stock Incentive Plan (the “Amended 2005 Plan”), subject to approval of the amendments by the Company’s stockholders. At the Company’s annual meeting of stockholders held September 2, 2014, the Company’s stockholders approved the Amended 2005 Plan. Among other things, the Amended 2005 Plan reflects amendments to (i) reduce the number of shares issuable under the plan after the date of the annual meeting to a number that is not greater than 22,500,000 shares; (ii) eliminate the evergreen provision pursuant to which the share reserve under the plan otherwise would have automatically increased in May 2015; (iii) establish a gross counting procedure so that the share reserve is reduced by the gross number of shares issued (and not the net number of shares issued as previously in effect under the plan); (iv) extend the term of the plan from August 30, 2015 to September 1, 2024; (v) add a list of financial and non-financial performance criteria (and permissible adjustments to such criteria) that may be utilized in the formulation of specific performance goals of performance-based awards under the Amended 2005 Plan that are intended to qualify as performance-based compensation not subject to the $1,000,000 limitation on income tax deductibility per executive officer imposed under Section 162(m) of the Internal Revenue Code; (vi) add a requirement that all stock options and stock appreciation rights granted under the Amended 2005 Plan (other than certain stock options granted in connection with the assumption or substitution of options in a merger or acquisition) must have an exercise price or base price that is not less than the fair market value of a share of common stock on the date of grant; (vii) increase the per person limitation on awards that may be made to any one employee per fiscal year; (viii) impose a new limitation on awards that may be made per fiscal year to each non-employee director; (ix) eliminate the ability to reprice options and stock appreciation rights without stockholder approval; (x) establish a new limitation on the maximum number of shares of common stock that may be issued under the Amended 2005 Plan pursuant to incentive stock options; (xi) amend the definition of “Change in Control” in the plan to include a change in a majority of the members of the Company’s Board of Directors over a period of 12 months through one or more contested elections; and (xii) effect other revisions to facilitate plan administration and allow the Amended 2005 Plan to continue to comply with the requirements of applicable laws and regulations.

A copy of the Amended 2005 Plan is filed as an exhibit to this report and is incorporated herein by reference.

The Board of Directors of the Company also previously adopted an amended and restated version of the Finisar Corporation 2009 Employee Stock Purchase Plan (the “Amended Purchase Plan”), subject to approval of the amendments by the Company’s stockholders. At the Company’s annual meeting of stockholders held September 2, 2014, the Company’s stockholders approved the Amended Purchase Plan. Among other things, the Amended Purchase Plan reflects amendments to (i) increase the share reserve of the plan by 4,000,000 shares; (ii) eliminate a provision pursuant to which the share reserve of the plan would have automatically increased by 250,000 shares on May 1, 2015; and (iii) extend the term of the plan from December 15, 2019 to September 1, 2024.

                                                A copy of the Amended Purchase Plan is filed as an exhibit to this report and is incorporated herein by reference.

Item 5.07                 Submission of Matters to a Vote of Security Holders.

                                                On September 2, 2014, the Company held its annual meeting of stockholders. At the annual meeting, the following matters were submitted to a vote of the Company’s stockholders, with the voting results set forth below.

1.              The Company’s stockholders elected the following two persons to serve as Class III directors, to hold office for three-year terms:

Name	For	Withheld	Broker Non-Votes
Eitan Gertel	72,276,468	1,138,872	16,121,462
Thomas E. Pardun	70,440,421	2,974,919	16,121,462

2.              The Company’s stockholders ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending May 3, 2015:

Votes For:	87,054,846
Votes Against:	2,444,303
Abstain:	37,653
Broker Non-Votes:	—

3.              The Company’s stockholders approved a non-binding advisory resolution regarding the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting:

Votes For:	54,523,348
Votes Against:	18,731,870
Abstain:	160,122
Broker Non-Votes:	16,121,462

4.              The Company’s stockholders approved the amendment and restatement of the Finisar Corporation 2005 Stock Incentive Plan:

Votes For:	64,646,459
Votes Against:	8,683,541
Abstain:	85,340
Broker Non-Votes:	16,121,462

5.              The Company’s stockholders approved the amendment and restatement of the Finisar Corporation 2009 Employee Stock Purchase Plan:

Votes For:	72,238,304
Votes Against:	949,727
Abstain:	227,309
Broker Non-Votes:	16,121,462

Item 9.01                 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Finisar Corporation 2005 Stock Incentive Plan

10.2	Amended and Restated Finisar Corporation 2009 Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Chris Brown
Chris Brown
EVP & Chief Counsel

Date:	September 8, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Finisar Corporation 2005 Stock Incentive Plan

10.2	Amended and Restated Finisar Corporation 2009 Employee Stock Purchase Plan